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                       Consent of Independent Accountants

We hereby consent to the use in the Prospectus incorporated by reference in this Post-Effective Amendment No. 5 to the registration statement (Form N-4 No. 333-20343) (the "Registration Statement") of our report dated February 15, 2001, relating to the financial statements of First Fortis Life Insurance Company, which appears in such Prospectus. We also consent to the use in the Statement of Additional Information incorporated by reference in this Registration Statement of our report dated April 6, 2001, relating to the financial statements of First Fortis Life Insurance Company Variable Account A, which appears in such Statement of Additional Information. We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/  PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
October 25, 2001